Pricing Agreement

November 6, 2013

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 6, 2013 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, Barclays Capital Inc. and RBC Capital Markets, LLC, with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of October 14, 2013 (the “Initial Trust Agreement”), between the Company, Deutsche Bank Trust Company Delaware, as Delaware Trustee (the “Delaware Trustee”) and Deutsche Bank Trust Company Americas, as eligible lender trustee, (the “Eligible Lender Trustee”) will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Delaware Trustee, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”).  The Notes will be issued and secured pursuant to the Indenture, dated as of November 14, 2013 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank National Trust Company, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus, the Pre-Pricing Disclosure Package and the Final Ratings FWP, as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust;

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c)  in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State other than, (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the Trust or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this paragraph (c), the expression “an offer of any Notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable investors to decide to purchase or subscribe the Notes as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:     /s/ Mark D. Rein
           Name: Mark D. Rein
           Title:   Vice President

SLM Education Credit Finance Corporation

By:     /s/ Mark D. Rein
           Name: Mark D. Rein
           Title:   Vice President

Accepted and agreed with respect to Sections 2(h), 5(g), 6(b), 9, 11, 12 and 14 of the Underwriting Agreement:

SLM Corporation

By:  /s/ Joseph De Paulo
        Name: Joseph De Paulo
        Title:   Executive Vice President
                    Banking and Finance

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By: /s/ Kieran E. Brady
Name:   Kieran E. Brady
Title:     Managing Director

RBC CAPITAL MARKETS, LLC

By: /s/ Rick Koppenhaver
Name:   Rick Koppenhaver
Title:     Director

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriters	Class A-1	Class A-2	Class A-3	Class B
Barclays Capital Inc.	$127,440,000	$92,160,000	$245,136,000	$13,152,000
RBC Capital Markets, LLC.	$100,890,000	$72,960,000	$194,066,000	$10,412,000
Deutsche Bank Securities Inc.	$18,585,000	$13,440,000	$35,749,000	$1,918,000
Goldman Sachs & Co.	$18,585,000	$13,440,000	$35,749,000	$1,918,000
Total	$265,500,000	$192,000,000	$510,700,000	$27,400,000

SCHEDULE II

Title of each Class of Designated Securities:
Floating Rate Class A-1 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-1”)
Floating Rate Class A-2 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-2”)
Floating Rate Class A-3 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-3”)
Floating Rate Class B Student Loan-Backed Notes
(for purposes of this Schedule II, “Class B”)

Aggregate principal amount of each Class:
Class A-1:	$265,500,000
Class A-2:	$192,000,000
Class A-3:	$510,700,000
Class B:	$27,400,000

Price to Public of each Class:
Class A-1:	100.00000%
Class A-2:	100.00000%
Class A-3:	100.00000%
Class B:	94.15369%

Purchase Price by Underwriters of each Class:

Class A-1:	99.87000%
Class A-2:	99.85000%
Class A-3:	99.80000%
Class B:	93.90369%

Specified Funds for Payment of Purchase Price:      Immediately Available Funds

Indenture:        Indenture, dated as of November 14, 2013, among Deutsche Bank National Trust Company, as Indenture Trustee, the SLM Student Loan Trust 2013-6, and Deutsche Bank Trust Company Americas, as Eligible Lender Trustee.

Maturity:
Class A-1:	February 25, 2019
Class A-2:	February 25, 2021
Class A-3:	June 26, 2028
Class B:	July 25, 2044

Interest Rate:
Class A-1:	2/3 month LIBOR* plus 0.28%
Class A-2:	2/3 month LIBOR* plus 0.50%
Class A-3:	2/3 month LIBOR* plus 0.65%
Class B:	2/3 month LIBOR* plus 1.50%

* As to initial Accrual Period; thereafter, One-month LIBOR.

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	November 14, 2013

Closing location for delivery of Designated Securities:

Sallie Mae, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Names and addresses of Representatives:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention:         Kieran Brady
Email                  kieran.brady@barclays.com

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, NY 10281
Attention:         Martin Akguc
Email:                 martin.akguc@rbccm.com